Exhibit 4.3

SVB FINANCIAL GROUP

Incorporated under the laws of

the State of Delaware

NUMBER 1	SERIES E NON-CUMULATIVE	6,000
CUSIP 78486Q AQ4	PERPETUAL PREFERRED STOCK	SHARES

This is to certify that

American Stock Transfer & Trust Company, LLC, as depositary, under the Deposit Agreement, dated as of October 28, 2021, among SVB Financial Group, a Delaware corporation (the “Corporation”), as issuer, American Stock Transfer & Trust Company, LLC, as depositary, and the holders from time to time of the depositary receipts described therein, is the registered owner of 6,000 fully paid and non-assessable shares of Series E Non-Cumulative Perpetual Preferred Stock, $0.001 par value and a liquidation amount of $100,000 per share, of the Corporation, transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile signatures of its duly authorized officers.

[Signature Page Follows]

Dated: October 28, 2021

SVB FINANCIAL GROUP

By:	/s/ Greg Becker
Name: Greg Becker
Title: President and Chief Executive Officer

By:	/s/ Leeann Overstreet
Name: Leeann Overstreet
Title: Assistant Secretary

Countersigned and registered

American Stock Transfer & Trust Company, LLC, as Transfer Agent and Registrar

By:	/s/ Michael Legregin
Name: Michael Legregin
Title: Senior Vice President, Attorney Advisory Group

[Signature Page to Preferred Stock Certificate – Series E]

(REVERSE OF CERTIFICATE)

SVB FINANCIAL GROUP

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights. Such request should be addressed to the Corporation or the Transfer Agent.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common
TEN ENT –	as tenants by the entireties
JT TEN –	as joint tenants with rights of survivorship and not as tenants in common
UNIF GIFT MIN ACT –		Custodian
	(Cust)		(Minor)

under Uniform Gift to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,

INCLUDING ZIP CODE OF ASSIGNEE)

Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: _______________

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934.